Exhibit 99.2
LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
On August 29, 2014, Linn Energy, LLC (“LINN Energy” or the “Company”) completed the acquisition of certain oil and natural gas properties located in five operating regions in the U.S. from subsidiaries of Devon Energy Corporation (“Devon” and the acquisition the “Devon Assets Acquisition”) for total consideration of approximately $2.24 billion. The transaction was initially financed with $2.3 billion of interim financing (see Note 4 (b)) but is intended to be ultimately financed through the sale of the Company’s Granite Wash assets as well as certain non-producing acreage in its portfolio.
As discussed in Note 2, the Devon Assets Acquisition was structured as a reverse tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”). In connection with the Reverse 1031 Exchange, the Company, through its subsidiary, assigned the right to acquire from Devon legal title to the oil and natural gas properties to a variable interest entity (“VIE”). A subsidiary of LINN Energy operates the properties pursuant to a management agreement with the VIE. Because the Company is the primary beneficiary of the VIE, the VIE is included in the following unaudited pro forma condensed combined financial information. No consideration has been given to any future sale of assets anticipated to be included in a like-kind exchange.
The unaudited pro forma condensed combined balance sheet gives effect to the Devon Assets Acquisition as if the transaction had been completed as of June 30, 2014. The unaudited pro forma condensed combined statements of operations give effect to the Devon Assets Acquisition and the 2013 acquisition of Berry Petroleum Company (“Berry”) as if they had been completed as of January 1, 2013.
The pro forma financial information does not give effect to the costs of any integration activities or benefits that may result from the realization of future cost savings from operating efficiencies, or any other synergies that may result from the transactions and changes in commodity and share prices.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LINN Energy would have been had the transactions been completed as of the dates assumed, nor is this information necessarily indicative of future consolidated financial position or results of operations. The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the Company’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part, and Berry’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
June 30, 2014

	LINN Energy Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$38,339	$20,126	(b)	$58,465
Accounts receivable – trade, net	549,589	1,591	(a)	551,180
Derivative instruments	91,611	—		91,611
Other current assets	107,882	9,737	(a)	117,619
Total current assets	787,421	31,454		818,875

Noncurrent assets:
Oil and natural gas properties (successful efforts method), net	14,632,448	2,295,508	(a)	16,927,956
Other property and equipment, net	540,978	22,000	(a)	562,978
Derivative instruments	175,537	—		175,537
Other noncurrent assets	132,280	41,137	(c)	173,417
Total noncurrent assets	15,481,243	2,358,645		17,839,888
Total assets	$16,268,664	$2,390,099		$18,658,763

LIABILITIES AND UNITHOLDERS’ CAPITAL
Current liabilities:
Accounts payable and accrued expenses	$860,171	$99	(a)	$860,270
Derivative instruments	59,907	—		59,907
Other accrued liabilities	138,378	—		138,378
Unsecured bridge loan	—	1,000,000	(b)	1,000,000
Term loan	—	1,300,000	(b)	1,300,000
Total current liabilities	1,058,456	2,300,099		3,358,555

Noncurrent liabilities:
Credit facilities	3,418,175	—		3,418,175
Term loan	500,000	—		500,000
Senior notes, net	5,726,176	—		5,726,176
Derivative instruments	8,827	—		8,827
Other noncurrent liabilities	395,907	90,000	(a)	485,907
Total noncurrent liabilities	10,049,085	90,000		10,139,085

Commitments and contingencies

Unitholders’ capital:
Units issued and outstanding	5,854,727	—		5,854,727
Accumulated deficit	(693,604)	—		(693,604)
	5,161,123	—		5,161,123
Total liabilities and unitholders’ capital	$16,268,664	$2,390,099		$18,658,763
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Six Months Ended June 30, 2014

	LINN Energy Historical	Devon Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$1,906,727	$277,756	$—		$2,184,483
Losses on oil and natural gas derivatives	(650,281)	—	—		(650,281)
Marketing revenues	60,819	—	—		60,819
Other revenues	13,273	—	—		13,273
	1,330,538	277,756	—		1,608,294
Expenses:
Lease operating expenses	378,934	71,139	—		450,073
Transportation expenses	90,484	—	—		90,484
Marketing expenses	44,346	—	—		44,346
General and administrative expenses	146,134	—	—		146,134
Exploration costs	2,642	—	—		2,642
Depreciation, depletion and amortization	542,236	—	87,823	(d)	632,585
			2,526	(e)
Taxes, other than income taxes	134,244	23,337	—		157,581
Losses on sale of assets and other, net	8,053	—	—		8,053
	1,347,073	94,476	90,349		1,531,898
Other income and (expenses):
Interest expense, net of amounts capitalized	(268,113)	—	(55,976)	(f)	(337,801)
			(13,712)	(g)
Other, net	(4,852)	—	—		(4,852)
	(272,965)	—	(69,688)		(342,653)
Income (loss) before income taxes	(289,500)	183,280	(160,037)		(266,257)
Income tax expense	3,707	—	—	(h)	3,707
Net income (loss)	$(293,207)	$183,280	$(160,037)		$(269,964)

Net loss per unit:
Basic	$(0.91)				$(0.83)
Diluted	$(0.91)				$(0.83)
Weighted average units outstanding:
Basic	328,588				328,588
Diluted	328,588				328,588
The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2013

	LINN Energy Historical	Devon Historical	Berry Historical	Pro Forma Adjustments		LINN Energy Pro Forma
	(in thousands, except per unit amounts)
Revenues and other:
Oil, natural gas and natural gas liquids sales	$2,073,240	$530,648	$1,103,245	$—		$3,707,133
Gains (losses) on oil and natural gas derivatives	177,857	—	(34,711)	—		143,146
Marketing revenues	54,171	—	41,819	—		95,990
Other revenues	26,387	—	949	—		27,336
	2,331,655	530,648	1,111,302	—		3,973,605
Expenses:
Lease operating expenses	372,523	151,906	325,209	—		849,638
Transportation expenses	128,440	—	32,930	—		161,370
Marketing expenses	37,892	—	30,078	—		67,970
General and administrative expenses	236,271	—	122,991	(93,260)	(i)	266,002
Exploration costs	5,251	—	24,048	—		29,299
Depreciation, depletion and amortization	829,311	—	279,757	188,883	(d)	1,302,807
				4,856	(e)
Impairment of long-lived assets	828,317	—	—	—		828,317
Taxes, other than income taxes	138,631	44,279	41,509	—		224,419
(Gains) losses on sale of assets and other, net	13,637	—	(23)	—		13,614
	2,590,273	196,185	856,499	100,479		3,743,436
Other income and (expenses):
Interest expense, net of amounts capitalized	(421,137)	—	(96,127)	(105,330)	(f)	(650,019)
				(27,425)	(g)
Loss on extinguishment of debt	(5,304)	—	—	—		(5,304)
Other, net	(8,477)	—	51	—		(8,426)
	(434,918)	—	(96,076)	(132,755)		(663,749)
Income (loss) before income taxes	(693,536)	334,463	158,727	(233,234)		(433,580)
Income tax expense (benefit)	(2,199)	—	65,280	(65,280)	(h)	(2,199)
Net income (loss)	$(691,337)	$334,463	$93,447	$(167,954)		$(431,381)

Net loss per unit:
Basic	$(2.94)					$(1.32)
Diluted	$(2.94)					$(1.32)
Weighted average units outstanding:
Basic	237,544			93,757	(j)	331,301
Diluted	237,544			93,757	(j)	331,301

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

Note 1 – Basis of Presentation
The unaudited pro forma condensed combined balance sheet as of June 30, 2014, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the preliminary values assigned to the identifiable assets acquired and liabilities assumed from Devon.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2014, is derived from:

•	the historical consolidated financial statements of LINN Energy; and

•	the historical statements of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2013, is derived from:

•	the historical consolidated financial statements of LINN Energy;

•	the historical statements of revenues and direct operating expenses of the properties acquired in the Devon Assets Acquisition; and

•	the historical financial statements of Berry.
Certain of Berry’s historical amounts have been reclassified to conform to LINN Energy’s presentation.
The unaudited pro forma condensed combined balance sheet gives effect to the Devon Assets Acquisition as if the transaction had been completed as of June 30, 2014. The unaudited pro forma condensed combined statements of operations give effect to the Devon Assets Acquisition and the acquisition of Berry as if the transactions had been completed as of January 1, 2013. The transactions and the related adjustments are described in the accompanying notes. In the opinion of LINN Energy management, all adjustments have been made that are necessary to present fairly, in accordance with Regulation S-X, the pro forma condensed combined financial statements.
The unaudited pro forma condensed combined financial information has been prepared for informational purposes only and does not purport to represent what the actual financial position or results of operations of LINN Energy would have been had the transactions been completed as of the dates assumed, nor is this information necessarily indicative of future consolidated financial position or results of operations. In addition, future results may vary significantly from those reflected in such statements due to factors described in “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, subsequent updates included in the Company’s Quarterly Reports on Form 10-Q and elsewhere in the Company’s reports and filings with the Securities and Exchange Commission (“SEC”).
The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the Company’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013, and Quarterly Report on Form 10-Q for the quarter ended June 30, 2014, the historical statements of revenues and direct operating expenses for the Devon Assets Acquisition and the notes thereto filed as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part, and Berry’s historical financial statements and the notes thereto included in its Annual Report on Form 10-K for the year ended December 31, 2013.
Note 2 – Consolidation of Variable Interest Entity
The Devon Assets Acquisition was structured as a reverse tax-deferred exchange pursuant to Section 1031 of the Internal Revenue Code, as amended (“Reverse 1031 Exchange”). In connection with the Reverse 1031 Exchange, the Company, through its subsidiary, assigned the right to acquire from Devon legal title to the oil and natural gas properties to a variable interest entity (“VIE”). A subsidiary of LINN Energy operates the properties pursuant to a management agreement with the VIE. Because the Company is the primary beneficiary of the VIE, the VIE is included in these unaudited pro forma condensed combined financial statements.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

On August 29, 2014, the Company obtained a $1.0 billion unsecured bridge loan and advanced the net proceeds of which to the VIE to partially fund the Devon Assets Acquisition in return for an advance term note. The remaining incremental debt of $1.3 billion incurred to fund the purchase price of the Devon Assets Acquisition consisted of a senior secured term loan obtained by the VIE on August 29, 2014.
Note 3 – Acquisition Dates
The results of operations of the Devon Assets Acquisition and Berry have been included in the historical financial statements of the Company since their acquisition dates.
The Devon Assets Acquisition was completed on August 29, 2014, for total consideration of approximately $2.24 billion.
On December 16, 2013, the Company completed the transactions contemplated by the merger agreement between the Company, LinnCo, LLC (“LinnCo”), an affiliate of LINN Energy, and Berry under which LinnCo acquired all of the outstanding common shares of Berry and the contribution agreement between LinnCo and the Company, under which LinnCo contributed Berry to the Company in exchange for LINN Energy units. Under the merger agreement, as amended, Berry’s shareholders received 1.68 LinnCo common shares for each Berry common share they owned, totaling 93,756,674 LinnCo common shares. Under the contribution agreement, LinnCo contributed Berry to LINN Energy in exchange for 93,756,674 newly issued LINN Energy units, after which Berry became an indirect wholly owned subsidiary of LINN Energy. The transaction has a value of approximately $4.6 billion, including the assumption of approximately $2.3 billion of Berry’s debt and net of cash acquired of approximately $451 million.
Note 4 – Pro Forma Adjustments

(a)	Preliminary Allocation of the Purchase Price for the Devon Assets Acquisition
The acquisition is accounted for under the acquisition method of accounting. Accordingly, the Company conducts assessments of net assets acquired and recognizes amounts for identifiable assets acquired and liabilities assumed at their estimated acquisition date fair values, while transaction and integration costs associated with the acquisition are expensed as incurred. The initial accounting for the Devon Assets Acquisition is not complete because the evaluation necessary to assess the fair values of certain net assets acquired is still in process. The provisional amounts are subject to revision until the evaluations are completed to the extent that additional information is obtained about the facts and circumstances that existed as of the acquisition date.
The following presents the values assigned to the net assets for the Devon Assets Acquisition as of the acquisition date (in thousands):

Assets:
Current	$11,328
Oil and natural gas properties	2,295,508
Other property and equipment	22,000
Total assets acquired	2,328,836

Liabilities:
Accounts payable	99
Asset retirement obligations	90,000
Total liabilities assumed	90,099
Net assets acquired	$2,238,737
Current assets consist of accounts receivable and inventory.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

(b)
Reflects the incremental debt of $2.3 billion incurred to initially fund the purchase price of the Devon Assets Acquisition. The acquisition is intended to be ultimately financed through the sale of the Company’s Granite Wash assets as well as certain non-producing acreage in its portfolio. On August 29, 2014, the Company obtained a $1.0 billion unsecured bridge loan with an original maturity date of August 29, 2015, and advanced the net proceeds to the VIE to partially fund the Devon Assets Acquisition in return for an advance term note (see Note 2). The remaining incremental debt of $1.3 billion incurred to fund the purchase price of the Devon Assets Acquisition consisted of a senior secured term loan with an original maturity date of August 28, 2015, obtained by the VIE on August 29, 2014. The Company currently intends to fully repay or refinance the unsecured bridge loan and senior secured term loan prior to the original maturity dates. The Company has not presented the effects of this refinancing as if the transaction had been financed directly into a permanent financing structure since this refinancing structure is not committed or finalized.

The approximate $20 million of net proceeds in excess of the Devon Assets Acquisition purchase price is reflected as cash.

(c)
Reflects deferred financing fees related to the issuance of $2.3 billion incremental debt incurred to fund the purchase price of the Devon Assets Acquisition, which are amortized over the life of the debt agreement.

(d)
Reflects incremental depreciation, depletion and amortization expense, using the units-of-production method, related to oil and natural gas properties acquired and using an estimated useful life of 10 years for the Devon Assets Acquisition and 20 years for the Berry acquisition for other property and equipment as follows:

•	for the period from January 1, 2014 through June 30, 2014, and for the year ended December 31, 2013, approximately $88 million and $176 million, respectively, related to the Devon Properties

•	for the period from January 1, 2013 through December 16, 2013, approximately $13 million related to Berry’s proved oil and natural gas properties and other property and equipment

(e)
Reflects accretion expense related to asset retirement obligations on oil and natural gas properties acquired in the Devon Assets Acquisition of approximately $3 million and $5 million for the period from January 1, 2014 through June 30, 2014, and for the year ended December 31, 2013, respectively.

(f)	Reflects interest expense as follows:

•
increase of interest expense of approximately $56 million and $112 million for the period from January 1, 2014 through June 30, 2014, and for the year ended December 31, 2013, respectively, related to incremental debt of $2.3 billion incurred to fund the purchase price of the Devon Assets Acquisition; the assumed weighted average interest rate was approximately 6.69% for the $1.0 billion unsecured bridge loan and approximately 3.47% for the $1.3 billion senior secured term loan

•
reduction of interest expense of approximately $7 million for the period from January 1, 2013 through December 16, 2013, related to the amortization of the adjustment to fair value of Berry’s debt using the effective interest rate method

A 1/8 percentage change in the assumed interest rates of the unsecured bridge loan and senior secured term loan used to fund the Devon Assets Acquisition would result in an adjustment to pro forma net income of approximately $1.5 million and $3 million for the period from January 1, 2014 through June 30, 2014, and for the year ended December 31, 2013, respectively.

(g)	Reflects incremental amortization of deferred financing fees associated with debt incurred to fund the purchase price of the Devon Assets Acquisition.

(h)
The Company is treated as a partnership for federal and state income tax purposes. Accordingly, no recognition has been given to federal and state income taxes in the accompanying unaudited pro forma condensed combined statements of operations.

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

(i)
Reflects transaction costs of approximately $93 million related to the Berry acquisition included in the historical statements of operations for the year ended December 31, 2013, consisting of investment banking fees, legal fees and other acquisition-related transaction costs. The transaction costs are excluded from the pro forma statement of operations as they reflect nonrecurring charges not expected to have a continuing impact on the combined results.

(j)	Reflects approximately 93.8 million LINN Energy units assumed to be issued on January 1, 2013, in conjunction with the Berry acquisition.
Note 5 – Supplemental Oil and Natural Gas Reserve Information
The following tables set forth certain unaudited pro forma information concerning LINN Energy’s proved oil, natural gas and natural gas liquids (“NGL”) reserves for the year ended December 31, 2013, giving effect to the oil and natural gas properties acquired from Devon as if the acquisition had occurred on January 1, 2013.

	Year Ended December 31, 2013
	LINN Energy Historical	Devon Historical	LINN Energy Pro Forma
	Natural Gas (Bcf)
Proved developed and undeveloped reserves:
Beginning of year	2,571	943	3,514
Revisions of previous estimates	(17)	80	63
Purchase of minerals in place	356	—	356
Sales of minerals in place	(24)	—	(24)
Extensions, discoveries and other additions	286	—	286
Production	(162)	(94)	(256)
End of year	3,010	929	3,939
Proved developed reserves:
Beginning of year	1,661	924	2,585
End of year	2,027	919	2,946
Proved undeveloped reserves:
Beginning of year	910	19	929
End of year	983	10	993

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

	Year Ended December 31, 2013
	LINN Energy Historical	Devon Historical	LINN Energy Pro Forma
	Oil and NGL (MMBbls)
Proved developed and undeveloped reserves:
Beginning of year	370.9	60.1	431.0
Revisions of previous estimates	(23.3)	(1.7)	(25.0)
Purchase of minerals in place	208.9	—	208.9
Sales of minerals in place	(8.1)	—	(8.1)
Extensions, discoveries and other additions	40.2	—	40.2
Production	(23.0)	(4.7)	(27.7)
End of year	565.6	53.7	619.3
Proved developed reserves:
Beginning of year	244.4	54.6	299.0
End of year	385.6	50.7	436.3
Proved undeveloped reserves:
Beginning of year	126.5	5.5	132.0
End of year	180.0	3.0	183.0

	Year Ended December 31, 2013
	LINN Energy Historical	Devon Historical	LINN Energy Pro Forma
	Total (Bcfe)
Proved developed and undeveloped reserves:
Beginning of year	4,796	1,304	6,100
Revisions of previous estimates	(157)	70	(87)
Purchase of minerals in place	1,610	—	1,610
Sales of minerals in place	(73)	—	(73)
Extensions, discoveries and other additions	527	—	527
Production	(300)	(123)	(423)
End of year	6,403	1,251	7,654
Proved developed reserves:
Beginning of year	3,127	1,252	4,379
End of year	4,340	1,223	5,563
Proved undeveloped reserves:
Beginning of year	1,669	52	1,721
End of year	2,063	28	2,091
Summarized in the following table is information for the standardized measure of discounted cash flows relating to proved reserves as of December 31, 2013, giving effect to the Devon Assets Acquisition. There are no future income tax expenses because the Company is not subject to federal income taxes. Limited liability companies are subject to state income taxes in Texas; however, these amounts are immaterial.
The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the properties. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

expected future economic and operating conditions. For a discussion of the assumptions used in preparing the information presented, refer to the Company’s financial statements for the year ended December 31, 2013, as well as to the historical statements of revenues and direct operating expenses of the Devon Assets Acquisition included as Exhibit 99.1 to the Current Report on Form 8-K of which this Exhibit 99.2 is a part.

	Year Ended December 31, 2013
	LINN Energy Historical	Devon Historical	LINN Energy Pro Forma
	(in thousands)

Future estimated revenues	$51,112,346	$5,380,715	$56,493,061
Future estimated production costs	(19,306,728)	(2,574,747)	(21,881,475)
Future estimated development costs	(5,110,896)	(573,680)	(5,684,576)
Future net cash flows	26,694,722	2,232,288	28,927,010
10% annual discount for estimated timing of cash flows	(14,795,393)	(958,201)	(15,753,594)
Standardized measure of discounted future net cash flows	$11,899,329	$1,274,087	$13,173,416

Representative prices: (1)
Natural gas (MMBtu)	$3.67	$3.37
Oil (Bbl)	$96.89	$88.04

(1)
In accordance with SEC regulations, reserves at December 31, 2013, were estimated using the average price during the 12-month period, determined as an unweighted average of the first-day-of-the-month price for each month, excluding escalations based upon future conditions. The average price used to estimate reserves is held constant over the life of the reserves.

The following table summarizes the principal sources of change in the standardized measure of discounted future net cash flows:

	Year Ended December 31, 2013
	LINN Energy Historical	Devon Historical	LINN Energy Pro Forma
	(in thousands)

Sales and transfers of oil, natural gas and NGL produced during the period	$(1,433,075)	$(325,748)	$(1,758,823)
Changes in estimated future development costs	317,064	145,294	462,358
Net change in sales and transfer prices and production costs related to future production	203,370	341,444	544,814
Purchase of minerals in place	5,113,335	—	5,113,335
Sales of minerals in place	(139,384)	—	(139,384)
Extensions, discoveries, and improved recovery	801,254	—	801,254
Previously estimated development costs incurred during the period	444,861	—	444,861
Net change due to revisions in quantity estimates	(220,224)	(38,596)	(258,820)
Accretion of discount	607,298	114,009	721,307
Changes in production rates and other	131,849	14,960	146,809
	$5,826,348	$251,363	$6,077,711

LINN ENERGY, LLC
NOTES TO THE UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS – Continued

The data presented should not be viewed as representing the expected cash flow from, or current value of, existing proved reserves since the computations are based on a large number of estimates and arbitrary assumptions. The required projection of production and related expenditures over time requires further estimates with respect to pipeline availability, rates of demand and governmental control. Actual future prices and costs are likely to be substantially different from the current prices and costs utilized in the computation of reported amounts. Any analysis or evaluation of the reported amounts should give specific recognition to the computational methods utilized and the limitations inherent therein.